Exhibit 10.15

EXECUTION COPY

SECURITY AGREEMENT [FLY 2016A WAREHOUSE]

made by

FLY ACQUISITION III LIMITED

and certain other Grantors

in favor of

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Security Trustee

Dated as of February 26, 2016

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TABLE OF CONTENTS
(continued)

Schedules
Schedule 1	–	Notice Addresses of Grantors
Schedule 2	–	Jurisdiction of Organization, Identification Number and Location of Principal Place of Business
Schedule 3	–	Description of Accounts
Schedule 4(a)	–	Description of Contracts
Schedule 4(b)	–	Description of Leases and Related Documents
Schedule 5	–	Description of Owner Trusts and Trust Agreements
Schedule 6	–	Pledged Shares
Schedule 7	–	Aircraft, Airframes and Engines
Annex I	–	Assumption Agreement

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Exhibits
Exhibit A	–	Form of FAA Aircraft Mortgage
Exhibit B	–	Form of FAA Aircraft Mortgage and Lease Security Assignment
Exhibit C	–	Form of FAA Lease Security Assignment

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SECURITY AGREEMENT [FLY 2016A WAREHOUSE]

SECURITY AGREEMENT [FLY 2016A WAREHOUSE], dated as of February 26, 2016, made by FLY ACQUISITION III LIMITED, a company incorporated under the laws of Bermuda (the “Borrower”), and each of the other signatories hereto set forth on the signature pages under the caption “Grantors” (together with the Borrower and any other Person that may become a “grantor” hereunder as provided herein, the “Grantors”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as Security Trustee (in such capacity, the “Security Trustee”) for the benefit of the Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, pursuant to the Facility Agreement [Fly 2016A Warehouse], dated as of February 26, 2016 (as amended, supplemented or otherwise modified from time to time, the “Facility Agreement”), among the Borrower, the Subsidiary Guarantors party thereto, the banks and financial institutions from time to time party to the Note Purchase Agreement (as defined below) as “Purchasers” (the “Purchasers”), or to the Credit Agreement (as defined below) as “Banks” (the “Banks” and collectively with the Purchasers, the “Lenders”), the Security Trustee, and, Commonwealth Bank of Australia, New York Branch, as Administrative Agent, the Lenders have severally agreed to (A) in the case of the Purchasers, purchase a global note from the Borrower and to make advances under such global note to the Borrower upon the terms and subject to the conditions set forth in the Note Purchase Agreement and (B) in the case of the Banks, to make loans to the Borrower upon the terms and subject to the conditions set forth in the Credit Agreement;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each Grantor;

WHEREAS, the proceeds of the advances under the Note Purchase Agreement and the loans under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the Borrower Group Companies in connection with the operation of their respective businesses;

WHEREAS, the Borrower and the Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the advances under the Note Purchase Agreement and the loans made under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of (A) the Purchasers to purchase their global note from the Borrower and to make their respective advances to the Borrower under the Note Purchase Agreement and (B) the Banks to make loans to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Security Trustee;

NOW, THEREFORE, in consideration of the premises and to induce the Secured Parties to enter into the Note Purchase Agreement or the Credit Agreement, as the case may be, and (A) the Purchasers to purchase their global note from the Borrower and to make their respective advances to the Borrower and (B) the Banks to make loans to the Borrower, each Grantor hereby agrees with the Security Trustee, for the benefit of the Secured Parties, as follows:

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SECTION 1

DEFINED TERMS

1.01         Definitions.

(a)          Terms Generally.  Unless otherwise defined herein, terms defined in the Facility Agreement and used herein shall have the meanings given to them in the Facility Agreement, and the following terms are used herein as defined in the New York UCC:  Certificated Security, Chattel Paper, Documents, Financial Assets, General Intangibles, Instruments, Investment Property, Letter-of-Credit Rights, Securities, Securities Accounts and Security Entitlements, Supporting Obligations and Uncertificated Security.

(b)          Specific Definitions.  The following terms shall have the following meanings:

“Account” means each of the Collections Account, the Maintenance Reserve Account, the Security Reserve Account, the Funding Account, the Aircraft Expenses Account, each Lessee Funded Account, each Borrower Rental Account, each other bank deposit account identified in Schedule 3, as the same may be amended, supplemented, replaced or otherwise modified from time to time, and each bank deposit account owned or held by any Borrower Group Company or any Additional Grantor from time to time.

“Account Control Agreement” means an account control agreement in Agreed Form with respect to any Account, each as may from time to time be required by this Agreement.

“Additional Grantor” means each Person that becomes a “grantor” hereunder after the date hereof.

“Agreement” means this Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Aircraft Expenses Account” has the meaning defined in Section 6.01(a).

“Aircraft Documents” means all technical data, manuals and log books, and all inspection, modification and overhaul records and other service, repair, maintenance and technical records that are required pursuant to applicable law to be maintained with respect to the relevant Portfolio Aircraft, and such term shall include all additions, renewals, revisions and replacements of any such materials from time to time made, or required to be made, pursuant to applicable law, and in each case in whatever form and by whatever means or medium (including, without limitation, microfiche, microfilm, paper or computer disk) such materials may be maintained or retained by the relevant Lessee.

“Airframe” means each airframe identified in Schedule 7, as the same may be amended, supplemented, replaced or otherwise modified from time to time.

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“Banks” has the meaning defined in the first recital above.

“Borrower Group Company” has the meaning defined in Section 1.02 of the Facility Agreement.

“Borrower Obligations” means with respect to the Borrower, the collective reference to the unpaid principal of and interest on the Drawings and all other obligations and liabilities of the Borrower (including, without limitation, (i) interest accruing at the then applicable rate provided in the Note Purchase Agreement or the Credit Agreement, as the case may be, after the maturity of the Drawings, (ii) interest accruing at the then applicable rate provided in the Note Purchase Agreement or the Credit Agreement, as the case may be, after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding, (iii) any other interest collected by reference to Aggregate Default Interest, and (iv) Derivatives Obligations) to the Administrative Agent or any Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Note Purchase Agreement, the Credit Agreement, this Agreement, or the other Financing Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Security Trustee, to the Administrative Agent or to the Secured Parties that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

“Borrower Rental Account” has the meaning defined in Section 6.01(a).

“Cape Town Convention” means, collectively, the Convention and the Protocol, together with all regulations and procedures issued in connection therewith, and all other rules, amendments, supplements, modifications, and revisions thereto (in each case using the English language version).

“Cape Town Lease” means any Lease (including any lease between Borrower Group Companies) that has been entered into, extended, assigned or novated after March 1, 2006 (or such later date as the Cape Town Convention may be given effect under the law of any applicable jurisdiction) (A) with a Cape Town Lessee or (B) where the related Aircraft Object is registered in a Contracting State.

“Cape Town Lessee” means a lessee under a Lease that is “situated in” a “Contracting State”.

“Collateral” has the meaning defined in Section 3.01.

“Collections Account” has the meaning defined in Section 6.01(a).

“Contracts” means the Servicing Agreement and each other contract and agreement described in Schedule 4(a), as the same may be amended, supplemented, replaced or otherwise modified from time to time, including, without limitation, (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to damages arising thereunder and (iii) all rights of any Grantor to perform and to exercise all remedies thereunder.

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“Convention” means the Convention on International Interests in Mobile Equipment, signed in Cape Town, South Africa on November 16, 2001.

“Credit Agreement” means the Credit Agreement [Fly 2016A Warehouse] dated as of February 26, 2016 among the Borrower, the Subsidiary Guarantors from time to time party thereto, the Banks from time to time party thereto, the Administrative Agent and the Security Trustee.

“End-of-Lease Payments” means the aggregate amount for each Lease of all cash security deposits, maintenance reserves or return condition adjustments provided for under such Lease that have been received by a Borrower Group Company from the relevant Lessee or any other Person or pursuant to the relevant Aircraft acquisition agreement with respect to such Lease and/or that are required to be paid, returned or repaid to such Lessee or other Person upon the return of any Aircraft or upon the expiration or termination of such Lease.

“Engine” has the meaning as defined in the Facility Agreement, as each is described on Schedule 7 hereto, as the same may be amended, supplemented, replaced or otherwise modified from time to time.

“Event of Default” means, at any time when any Obligations remain outstanding, “Event of Default” as defined in the Facility Agreement.

“Excluded Assets” has the meaning defined in Section 3.02.

“FAA” means the Federal Aviation Administration of the United States of America.

“FAA Aircraft Mortgage” means an FAA Aircraft Mortgage substantially in the form attached as Exhibit A.

“FAA Aircraft Mortgage and Lease Security Assignment” means an FAA Aircraft Mortgage and Lease Security Assignment substantially in the form attached as Exhibit B.

“FAA Lease Security Assignment” means an FAA Lease Security Assignment in substantially the form attached as Exhibit C hereto.

“Facility Agreement” has the meaning defined in the first recital above.

“Funding Account” has the meaning defined in Section 6.01(a).

“Guarantor Obligations” has the meaning set forth for “Guaranteed Obligations” in the Guaranty.

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“Group Contingency Insurances” means as of the initial Drawdown Date,  contingent aircraft hull all risks and war risks and other risks insurances policy insuring inter alios the Borrower and its Subsidiaries and each renewal or replacement thereof.

“International Registry” means the International Registry under the Cape Town Convention.

“Lessee Funded Account” has the meaning set forth in Section 6.01(a).

“Maintenance Reserve Account” has the meaning set forth in Section 6.01(a).

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Note Purchase Agreement” means the Note Purchase Agreement [Fly 2016A Warehouse] dated as of February 26, 2016 among the Borrower, the Subsidiary Guarantors from time to time party thereto, the Purchasers from time to time party thereto, the Administrative Agent and the Security Trustee.

“Obligations” means (i) in the case of the Borrower, the Borrower Obligations, (ii) in the case of each Subsidiary Guarantor, its SG Guarantor Obligations and (iii) in the case of the Guarantor, its Guarantor Obligations.

“Owner Trustee” means an entity, acting as owner trustee or lessee trustee, as the case may be, (and not in its individual capacity) in respect of an Owner Trust.

“Owner Trusts” means each common law trust or statutory trust, the beneficial interest in which is held by a Borrower Group Company, which shall be the common law trusts or the statutory trusts (including any lessee trust) listed on Schedule 5, as the same may be amended, supplemented, replaced or otherwise modified from time to time.

“Organizational Documents” means as to any Person, the constitutive documents of such Person (including any Certificate of Incorporation, Memorandum and Articles of Association, By-Laws, partnership agreement or other organizational or governing documents of such Person).

“Parts” means all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than (a) Engines or engines, and (b) any appliance, part, component, instrument, appurtenance, accessory, furnishing, seat or other equipment that would qualify as a removable part and is leased by a Lessee from a third party or is subject to a security interest granted to a third party), that may from time to time be installed or incorporated in or attached or appurtenant to any Airframe or any Engine or removed therefrom.

“Perfection Requirements” has the meaning set forth in Section 4.03.

“Pledged Shares” means, all Shares now or hereafter owned by the Grantors, together in each case with (i) all certificates representing the same, (ii) all shares, securities, moneys or other property representing a dividend on or a distribution or return of capital on or in respect of the Pledged Shares, or resulting from a split-up, revision, reclassification or other like change of the Pledged Shares or otherwise received in exchange therefor, and any warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Shares, and (iii) without prejudice to any provision of any of the Financing Documents prohibiting any merger or consolidation by the Borrower or any of its Subsidiaries, all Shares of any successor entity of any such merger or consolidation, as identified in Schedule 6, as the same may be amended, supplemented, replaced or otherwise modified from time to time.

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“Portfolio Aircraft” has the meaning as defined in the Facility Agreement, as each is described on Schedule 7 hereto, as the same may be amended, supplemented, replaced or otherwise modified from time to time.

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC on the date hereof and, in any event, including, without limitation, all dividends or other income from Investment Property, collections thereon or distributions or payments with respect thereto.

“Proceeds of Insurances” means all moneys received or receivable by any Borrower Group Company under any policies and contracts of insurances taken out by any Lessee in respect of the Portfolio Aircraft or any Group Contingency Insurances in respect of the Portfolio Aircraft or insuring the same or similar risks, but excluding, in all cases, all moneys received or receivable by the relevant Borrower Group Company which are paid or payable by insurers in respect of any third party liability which has been paid or discharged or is due to be paid or discharged by such Borrower Group Company.

“Protocol” means the Protocol to the Convention on Matters Specific to Aircraft Equipment, as in effect in any applicable jurisdiction from time to time.

“Purchasers” has the meaning as defined in the recitals above.

“Receivable” means any right to payment for goods sold, leased, licensed, assigned or otherwise disposed of, or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any “account” (as defined in the New York UCC).

“Relevant Jurisdiction” means with respect to any Person, (i) such Person’s jurisdiction or organization and (ii) the jurisdiction where such Person has its principal place of business.

“Required Cape Town Registrations” has the meaning set forth in Section 5.10.

“Required FAA Registrations” has the meaning set forth in Section 5.11.

“Requirement of Law” means as to any Person, (i) the Organizational Documents of such Person, and (ii) any law, treaty, rule or regulation or determination of an arbitrator or a court or any Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

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“Secured Parties” means the collective reference to the Administrative Agent, the Purchasers, the Banks, the Security Trustee and any Derivatives Creditor.

“Secured Party Representatives” means the collective reference to the Security Trustee and the Administrative Agent.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Reserve Account” has the meaning set forth in Section 6.01(a).

“Segregated Funds” means with respect to each Lease, all End-of-Lease Payments provided for under such Lease that have been received from the relevant Lessee or any other Person or pursuant to the relevant acquisition agreement with respect to such Lease and not permitted, pursuant to the terms of such Lease, to be commingled with the funds of any Borrower Group Company.

“Share Pledge” means any share pledge which any Grantor shall from time to time provide in favor of the Security Trustee for the benefit of the Secured Parties in the case of any Borrower of Pledged Shares located outside the United States of America, with each such share pledge to be in Agreed Form.

“Shares” means the issued share capital, capital stock, membership interest, partnership interest and any other equity equivalent (including any interests representing the beneficial interest in any trust) of each Borrower Group Company.

“Subsidiary Guarantors” means the collective reference to the Subsidiaries of the Borrower which are or hereafter become parties to the Subsidiary Guarantee.

“SG Guarantor Obligations” means, with respect to any Subsidiary Guarantor, the collective reference to all obligations and liabilities of such Subsidiary Guarantor which may arise under or in connection with the Subsidiary Guarantee or any other Financing Document to which such Subsidiary Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, (i) all fees and disbursements of counsel to the Security Trustee, to the Administrative Agent or to any Secured Party that are required to be paid by such Subsidiary Guarantor pursuant to the terms of the Subsidiary Guarantee or any other Financing Document and (ii) Derivatives Obligations).

“Trust Agreements” means each trust agreement listed on Schedule 5, as the same may be amended, supplemented, replaced or otherwise modified from time to time.

“UCC Accounts” means “accounts” as defined in the New York UCC.

(c)          Terms Defined in the Cape Town Convention.  The following terms shall have the respective meanings ascribed thereto in the Cape Town Convention:  “Administrator”, “Aircraft Object”, “Contracting State”, “Contract of Sale”, “International Interest”, “Professional User Entity”,  “situated in” and “Transacting User Entity”.

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1.02         Other Definitional Provisions.  The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.  Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2

APPOINTMENT OF SECURITY TRUSTEE

In accordance with the Facility Agreement, the Secured Parties have appointed Wells Fargo Bank, National Association (“WFB”) to act as Security Trustee hereunder and under each other Financing Document to which it is or becomes a party with such powers as are expressly delegated to the Security Trustee by the terms of this Agreement, the Note Purchase Agreement, the Credit Agreement, the Facility Agreement or the other Financing Documents, together with such other powers as are reasonably incidental thereto.  The Security Trustee shall not have any duties or responsibilities except those expressly set forth in, and no implied covenants or obligations shall be read into, this Agreement, the Note Purchase Agreement, the Credit Agreement, the Facility Agreement or the other Financing Documents to which it is a party.  In acting under this Agreement, the Security Trustee shall be entitled to rely on each of the protections, indemnifications and limitations of liability set forth in the Facility Agreement.  WFB hereby agrees to and accepts such appointment.

SECTION 3

GRANT OF SECURITY INTEREST

3.01         Grant of Security Interest.  Each Grantor hereby assigns and transfers to the Security Trustee, and hereby grants to the Security Trustee, for itself and for the ratable benefit of the Secured Parties, a first priority security interest (the “Security Interest”) in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(i)           the Contracts (including the Servicing Agreement and each Aircraft Purchase Agreement);

(ii)          all manufacturer’s warranties with respect to each Portfolio Aircraft, including the Airframe and Engines (subject to Section 4.03, proviso (3));

(iii)         each Lease, including, without limitation, (A) all rights to receive moneys due and to become due under or pursuant to such Leases, (B) all rights to receive proceeds of any casualty insurance, indemnity, warranty or guaranty with respect to such Leases, (C) claims of such Grantor for damages arising out of or for breach or default under such Leases, (D) all rights under any such Lease with respect to any subleases of the Portfolio Aircraft subject to such Lease, and (E) the right of such Grantor to terminate such Leases and to compel performance of, and otherwise to exercise all remedies under, any Lease, whether arising under such Leases or by statute or at law or in equity;

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(iv)        each Account;

(v)         all intercompany indebtedness;

(vi)         (A) each Portfolio Aircraft, including the associated Airframes and Engines as the same is now and will hereafter be constituted, and in the case of such Engines, whether or not any such Engine shall be installed in or attached to the Airframe or any other airframe, together with all Parts attached thereto, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Airframes and Engines (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts), (B) any conditional sale, title retention or similar agreement to which such Grantor is a party with respect to such Portfolio Aircraft and any share pledge, mortgage, guarantee or other collateral or credit support provided to such Grantor to secure the conditional seller’s obligations under such conditional sale agreement, (C) all Aircraft Documents, and (D) any money or non-money proceeds of an Airframe or Engine arising from the total or partial loss or destruction of such Airframe or its Engine or its total or partial confiscation, condemnation or requisition;

(vii)        all UCC Accounts, Chattel Paper in respect of any Lease, General Intangibles, Instruments and Letter-of-Credit Rights;

(viii)      all Investment Property not covered by other clauses of this Section 3.01, including all Securities, all Securities Accounts and all Security Entitlements with respect thereto and Financial Assets carried therein;

(ix)         all Shares (including the beneficial interests in each Owner Trust);

(x)          all other tangible and intangible personal property whatsoever of the Grantors;

(xi)         all Subordinated Indebtedness;

(xii)        all books, correspondence, credit files, records, invoices and other papers, in each case, forming part of the Collateral owned or held by such Grantor (including all tapes, cards, computer runs and other papers and documents forming part of the Collateral in the possession or under the control of any Grantor or any computer bureau or service company from time to time acting for any Grantor);

(xiii)       each Deregistration Power of Attorney, but only if customary in the applicable jurisdiction or otherwise required under the applicable Lease;

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(xiv)       each Derivatives Agreement;

(xv)        to the extent not otherwise included, all Proceeds and products of any and all of the property described in the foregoing, all Supporting Obligations in respect of any thereof and all collateral security and guarantees given by any Person with respect to any thereof; and

(xvi)       all Proceeds of Insurance.

provided, that the Collateral shall not include the Excluded Assets or any Excepted Payments.

It is contemplated that, with respect to Collateral of any Grantor that may be located outside of the United States of America (and with respect to any Grantor that may be organized or that conducts business outside of the United States of America), such Grantor will concurrently with the execution and delivery of this Agreement execute and deliver such Security Documents under applicable non-U.S. law as shall be necessary and customary in order to grant and make enforceable first-priority Liens on substantially all of the Collateral of each such Grantor (provided, that with respect to any Portfolio Aircraft and any Lease, the Grantors will only be required to satisfy the Perfection Requirements).  For purposes hereof, Shares issued by the Borrower that is organized outside of the United States of America shall be deemed to be Collateral located outside of the United States of America.

3.02         Excluded Assets.  Notwithstanding anything to the contrary contained in the definition of Collateral, Section 3.01 or any other provisions of this Agreement, this Agreement shall not constitute a grant of a security interest in any property to the extent that and for so long as such grant of a security interest (collectively, the “Excluded Assets”):

(i)           is prohibited by any Applicable Law or Requirement of Law of a Governmental Authority,

(ii)          requires a consent not otherwise required by the terms hereof to be obtained from any Governmental Authority pursuant to such Applicable Law or Requirement of Law, or

(iii)         is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property (other than any Lease or Shares), except to the extent that such Applicable Law or Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under Applicable Law (including without limitation, Section 9-406, 9-407, 9-408 and 9-409 of the NY UCC); provided, that any proceeds or Receivable or any money or other amounts due or to become due under any such contract, license, agreement, instrument or other document or shareholder or similar agreement (including without limitation any Derivatives Agreements) shall not be deemed excluded from the grant of security interest under this Agreement.

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SECTION 4
REPRESENTATIONS AND WARRANTIES

Each Grantor, except as otherwise provided below, represents and warrants as of the date of this Agreement and each Drawdown Date as follows:

4.01         Representations in Facility Agreement; Borrower Representations.

(a)          In the case of each Borrower Group Company, the representations and warranties set forth in Article III of the Facility Agreement as they relate to such Borrower Group Company or to the Financing Documents to which such Borrower Group Company is a party, each of which is hereby incorporated herein by reference, are true and correct with respect to such Borrower Group Company and the Collateral owned or held by it, and the Security Trustee, the Administrative Agent and each Lender shall be entitled to rely on each of them as if they were fully set forth herein.

(b)         The Borrower is an exempted company duly formed, validly existing and in good standing under the law of Bermuda and has all organizational powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

(c)          The transactions contemplated by this Agreement are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action.  This Agreement has been duly executed and delivered by the Borrower and constitute, legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, liquidation, examinership, receivership, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d)         The transactions contemplated by this Agreement (a) do not require any consent or approval (including any exchange control approval) of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect, (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents, and (iii) any other consent, approval, filing or recording (other than any filing or recording in respect of the Liens created by the Security Documents) for which the failure to obtain or make, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate any Applicable Law or any order of any Governmental Authority except as could not reasonably be expected to result in a Material Adverse Effect, (c) will not violate or result in a default under the charter, by laws or other organizational documents of the Borrower or any indenture, agreement or other instrument binding upon the Borrower or any of its assets, or give rise to a right thereunder to require any payment to be made by the Borrower, and (d) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien on any asset of the Borrower.

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4.02         Title; No Other Liens.  In the case of each Grantor, except for the security interest granted to the Security Trustee pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Facility Agreement, such Grantor owns each item of the Collateral which relates to it free and clear of any and all Liens or claims of others.  No financing statement or other public notice with respect to all or any part of the Collateral owned or held by such Grantor is on file or of record in any public office, except such as have been filed in favor of the Security Trustee, for the benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Facility Agreement or such as have been filed in connection with Liens which have been discharged.

4.03         Perfected Liens.  In the case of each Grantor, the Security Interest (a) upon completion of the filings and other actions required by this Agreement (which, promptly upon completion of each such filing or other documents, shall be delivered to the Security Trustee in completed and duly executed form), will constitute valid perfected security interests in all of the Collateral owned or held by such Grantor existing on the Effective Date and each Drawdown Date, as applicable, in favor of the Security Trustee, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral owned or held by such Grantor in existence on the date hereof except for unrecorded Liens permitted by the Facility Agreement which have priority over the Liens on the Collateral by operation of law; provided that, (1) with respect to the security interest in any Portfolio Aircraft or any Lease, only (i) the applicable Required Cape Town Registrations or Required Non-Cape Town Requirements pursuant to Section 5.10 hereof, (ii) (to the extent that any Required FAA Registrations are necessary in order to make the Required Cape Town Registrations) the applicable Required FAA Registrations pursuant to Section 5.11 hereof, (iii) the applicable Required Local Filings pursuant to Section 5.12 hereof, and (iv) the UCC financing statement filings, shall be required to be completed with respect to such Aircraft or such Lease, and no Grantor shall be required to enter into any other aircraft mortgage, lease assignment, security agreement or like instrument with respect to such Aircraft or such Lease unless, in a certain jurisdiction, the execution, delivery, filing, recordation or registration of a mortgage, security or lease assignment or like instrument is necessary in such jurisdiction with respect to such Portfolio Aircraft or such Lease in order to make the Required Cape Town Registrations (provided that no Borrower Group Company shall be required to enter into any new Lease for the purpose of registering such Lease under the Cape Town Convention) (the actions referred to in the foregoing clauses (i) through (iii), the “Perfection Requirements”); (2) any formality required to be taken with any Governmental Authority which cannot, as a result of the applicable rules and procedures of such Governmental Authority, be completed on or prior to the applicable Drawdown Date for such Aircraft, may be completed as promptly as practical after such Drawdown Date; (3) in relation to any manufacturer’s warranties assigned pursuant to Section 3.01(ii) which assignment requires the consent of the relevant manufacturer, where the relevant Grantor has been unable to obtain such consents on or prior to the applicable Drawdown Date for the relevant Aircraft, the relevant Grantor shall use commercially reasonable efforts to obtain the necessary manufacturer consents as promptly as practical after such Drawdown Date, but in any event shall provide all such consents within 60 days of the relevant Drawdown Date.

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4.04         Jurisdiction of Organization; Chief Executive Office; Cape Town Leases.  In the case of each Grantor, such Grantor’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 2, as the same may be amended, supplemented, replaced or otherwise modified from time to time.  Such Grantor has furnished to the Security Trustee a copy of the charter, certificate of incorporation or other organization document and good standing certificate (if applicable) as of a date which is recent to the date hereof.  If such Grantor is the lessor under a Cape Town Lease, it has the right to assign the International Interest provided for in such Cape Town Lease and all associated rights in respect of such Cape Town Lease that form part of the Collateral.

4.05         Contracts and Leases.

(a)          Third-Party Consents.  In the case of each Grantor, no consent of any Person and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other third party (including, for the avoidance of doubt the International Registry) is required either (i) for the grant by such Grantor of the assignment and security interest granted hereby or under any other Security Document, (ii) for the execution, delivery or performance of this Agreement or other Security Documents by such Grantor or (iii) for the perfection or maintenance of the pledge, priority, assignment and security interest in the Collateral such Grantor owned or held by created hereby or thereby, except for the following, each of which has been obtained or will be obtained on or prior to the applicable Drawdown Date, or subject to the proviso contained in clause (2) of Section 4.03, as promptly as practical after such Drawdown Date:  (1) the filing of financing statements under the UCC; (2) the making of each Required Cape Town Registration; (3) with respect to each Portfolio Aircraft whose country of registration is the United States of America, the Required FAA Registrations with respect to such Portfolio Aircraft and/or the related Lease if and to the extent that such Required FAA Registrations are necessary in order to make the Required Cape Town Registrations with respect to such Portfolio Aircraft, (4) the filing of any Required Local Filings; and (5) the other filings and actions specified in this Agreement (provided that, with respect to any Portfolio Aircraft and any Lease, the Grantors shall only be required to satisfy the Perfection Requirements).

(b)          Validity of Contracts; Leases.  In the case of each Grantor, each of the Contracts and each Lease constitute the legal, valid and binding obligation of each Grantor party thereto, enforceable against such party in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principals of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, in each case, assuming that such Contract or Lease, as the case may be, constitutes a legal, valid and binding obligation of each other party thereto (other than the Grantors).  Schedule 4(a) or 4(b), as applicable, correctly identifies, as at the date hereof and as of each Drawdown Date, each of the Leases to which such Grantor is a party.

(c)          Governmental Consents.  In the case of each Grantor, no consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required by any Grantor party thereto in connection with the execution, delivery, performance, validity or enforceability of any of the Contracts or Leases by any Grantor party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract or Lease to any material adverse limitation, either specific or general in nature.

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(d)          Defaults.  In the case of each Grantor, neither such Grantor nor (to the best of such Grantor’s knowledge) any of the other parties to any Contract or Lease is in default in the performance or observance of any of the terms thereof.

(e)          Defenses and Counterclaims, Etc.  In the case of each Grantor, the right, title and interest of such Grantor in, to and under the Contracts and Leases to which it is a party are not subject to any defenses, offsets, counterclaims or claims which have been made as of the Effective Date or each Drawdown Date, as applicable, or in the case of any Additional Grantor, as of the date it delivers an Assumption Agreement.

(f)          Instruments and Chattel Paper.  To the best knowledge of each Grantor, it has delivered to the Security Trustee (i) an original of each Lease to which it is a party (provided that more than one original exists) or (if only one original exists, or no original exists) a copy of each Lease to which it is a party, and (ii) all Instruments and Chattel Paper evidencing the payment of money under any Lease to which it is a party or in respect of any other Collateral of such Grantor; provided that, subject to Sections 5.14 and 5.15 of the Facility Agreement, in the case of any Letters of Credit under any Lease, the Servicers may hold such Letters of Credit on behalf of and for the benefit of the Security Trustee.

(g)          Parties.  None of the parties to any Contract is a Governmental Authority.

4.06         Choice of Law and Enforcement.  In the case of each Grantor, the choice by such Grantor of the law of the State of New York to govern this Agreement and any other Financing Document to which such Grantor is a party and which are expressed to be governed by the law of the State of New York is valid and binding under the law of the Relevant Jurisdiction of such Grantor and a court in such jurisdiction would uphold such choice of law in a legal proceeding to enforce this Agreement or such Financing Document brought in such court.

4.07         No Immunity.  In the case of each Grantor, the transactions contemplated under this Agreement or any other Financing Document to which such Grantor is or will be a party and the performance by such Grantor of its obligations hereunder or thereunder will constitute private and commercial acts done and performed for private and commercial purposes.  Such Grantor will not be entitled to claim for itself or any of its assets any immunity from setoff, suit execution, attachment or any legal process.

4.08         Pledged Shares.  In the case of each Grantor, the Pledged Shares constitute 100% of the issued and outstanding Shares of each Grantor.  Schedule 6 correctly identifies, as at the date hereof and as of each Drawdown Date, as applicable, the respective class and par value of such Shares and the respective number of such Shares (and registered owner thereof) represented by each such certificate.

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In the case of each Grantor, the Shares now owned, and all other Shares in which such Grantor shall hereafter grant a security interest will be, duly issued and outstanding, and none of such Shares are or will be subject to any contractual restriction, or any restriction under any organizational instrument, upon the transfer of such Pledged Shares (except for any such restriction contained herein or in the Financing Documents).

4.09         Owner Trustees.  Each Owner Trustee hereby represents and warrants to the Security Trustee and each Lender that it (i) is a banking corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation and (ii) has the corporate power and authority to execute and deliver this Agreement and each other Financing Document to which it is a party.

SECTION 5

COVENANTS

Each Grantor, except as otherwise provided below, covenants and agrees with the Security Trustee and the Secured Parties that, from and after the date of this Agreement until the Obligations shall have been paid in full and the Commitments shall have terminated:

5.01         Covenants in Facility Agreement.  In the case of each Borrower Group Company, such Borrower Group Company shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Borrower Group Company or any of its Subsidiaries; provided that no Borrower Group Company shall be required to take, or refrain from taking, any action to the extent prohibited by the Applicable Law of the Relevant Jurisdiction.

5.02         Delivery of Instruments and Chattel Paper; Pledged Shares.

(a)          Instruments and Chattel Paper.  In the case of each Grantor, if any amount payable under or in connection with any of the Collateral owned or held by such Grantor shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be promptly delivered to the Security Trustee, duly indorsed in a manner required by applicable law to evidence the interests of the Security Trustee in such Collateral on behalf of the Secured Parties, to be held as Collateral pursuant to this Agreement; provided that in the case of any Letters of Credit under any Lease, the Servicers may hold such Letters of Credit on behalf of and for the benefit of the Security Trustee (subject to Sections 5.14 and 5.15 of the Facility Agreement).  Notwithstanding the foregoing, upon the termination or expiration of the leasing under any Lease and the return of the related Aircraft (and provided no material claims remain outstanding against the applicable Lessee thereunder), the Security Trustee shall, upon the written direction of the applicable Grantor, return to such Grantor any related Chattel Paper provided that no Event of Default shall have occurred and be continuing at such time.

(b)          Pledged Shares and Other Collateral.  In the case of each Grantor, such Grantor shall promptly from time to time give, execute, deliver, file, record, authorize or obtain all such financing statements, continuation statements, notices, instruments, documents, agreements or consents or other papers (other than, in the case of any Portfolio Aircraft or any Lease, any local law mortgage or similar filing to the extent specified in the definition of Perfection Requirements) as may be necessary or desirable, or as the Security Trustee may request, to create, preserve, perfect, maintain the perfection of or validate the security interest granted pursuant hereto with respect to the Collateral owned by such Grantor or held or to enable the Security Trustee to exercise and enforce its rights hereunder with respect to such security interest, and without limiting the foregoing, shall:

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(i)           cause to be delivered to the Security Trustee each Share Pledge;

(ii)          if any of the Shares constituting part of the Collateral are received by such Grantor, as soon as practicable thereafter (x) deliver to the Security Trustee the certificates or instruments representing or evidencing the same, duly endorsed in blank or accompanied by such instruments of assignment and transfer in such form and substance as the Security Trustee (upon instruction from the Administrative Agent) may reasonably request, all of which thereafter shall be held by the Security Trustee, pursuant to the terms of this Agreement, as part of the Collateral and (y) take such other action as is necessary or appropriate, or as the Security Trustee may reasonably request, to duly record or otherwise perfect the security interest created hereunder in such Collateral;

(iii)         promptly from time to time enter into such control agreements as may be required to perfect the security interest created hereby in the Pledged Shares, and will promptly furnish to the Security Trustee true copies thereof;

(iv)         keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as may be required, or as the Security Trustee may reasonably request, in order to reflect the security interests granted by this Agreement; and

(v)          permit representatives of the Security Trustee, upon reasonable prior notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral (provided that so long as no Event of Default has occurred and is continuing, such right shall be limited to same extent as set forth in Section 5.06 of the Facility Agreement).

5.03         Payment of Obligations.  In the case of each Grantor, such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral owned or held by such Grantor or imposed in respect of income or profits from such Collateral, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral owned or held by it, except that no such charge need be paid if a result of a Third-Party-Event (and the relevant Grantor is taking such action with respect thereto in accordance with the Standard) or the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with IFRS with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

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5.04         Maintenance of Perfected Security Interests; Further Documentation.

(a)          Maintenance of Security Interests.  In the case of each Grantor, such Grantor shall maintain with respect to the Collateral owned or held by it the security interests created by this Agreement as perfected security interests having at least the priorities described in Section 4.02 and 4.03 (provided that, with respect to any Portfolio Aircraft or any Lease, only the Perfection Requirements are required to be satisfied) and shall defend such security interests against the claims and demands of all Persons whomsoever.  Without limiting the generality of the foregoing, except as otherwise permitted under the Facility Agreement, no Grantor shall (i) file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement, mortgage or like instrument with respect to any of the Collateral in which the Security Trustee is not named as the sole secured party for the benefit of the Secured Parties, or (ii) cause or permit any Person other than the Security Trustee to have “control” (as defined in Section 9-106 of the New York UCC) over any part of the Collateral.

(b)          Further Identification of Collateral.  In the case of each Grantor, such Grantor will furnish to the Security Trustee and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection with the Collateral as the Security Trustee may reasonably request, all in reasonable detail, including but not limited to delivering updated Schedule 1, Schedule 3, Schedule 4(b), Schedule 5, Schedule 6 and/or Schedule 7, as applicable, in Agreed Form on or prior to each Drawdown Date.

(c)          Execution of Further Documents, Etc.  In the case of each Grantor, at any time and from time to time, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions reasonably requested by the Security Trustee (at the written direction of the Administrative Agent) for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby with respect to the Collateral owned or held by it, subject in the case of any Portfolio Aircraft or any Lease, to the limitations set forth in the definition of Perfection Requirements.

5.05         Changes in Name, Etc.  In the case of each Grantor (other than the Borrower), such Grantor will not, except upon 15 days’ prior written notice to the Security Trustee and delivery to the Security Trustee of all additional executed financing statements and other documents necessary or required under applicable law to maintain the validity, perfection and priority of the security interests provided for herein:

(a)          change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 4.04; or

(b)          change its name.

Notwithstanding anything herein to the contrary, the Borrower may not change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 4.04 or change its name, in each case, without the prior consent of the Administrative Agent.

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5.06         Notices of Liens.  Such Grantor will advise the Security Trustee in writing and the Lenders promptly, in reasonable detail, of any Lien (other than security interests created hereby or Liens permitted under the Facility Agreement) on any of the Collateral that such Grantor has or could reasonably be expected to have knowledge of which would materially adversely affect the ability of the Security Trustee to exercise any of its remedies hereunder, and the actions that such Grantor has taken or proposes to take to remove or bond such Lien.

5.07         Leases and Contracts.

(a)          Compliance.  Each Grantor will perform and comply in all material respects with all its obligations under the Contracts and the Leases.

(b)          Copies of Notices and Demands, Etc.  Each Grantor will deliver to the Security Trustee and the Administrative Agent a copy of each material demand, notice or document received by it relating in any way to any Contract or Lease that questions the validity or enforceability of such Contract or Lease.

(c)          Actions with Respect to Leases.  Prior to (i) the Drawdown Date for any Aircraft, (ii) the date any Additional Grantor party to a Lease becomes a Grantor hereunder and (iii) the date any Portfolio Aircraft is delivered to a Lessee under a Lease after the relevant Drawdown Date for such Aircraft, the respective Grantor party to such Lease for such Aircraft shall have (i) executed and delivered to the Security Trustee and the Administrative Agent a supplement to Schedule 4(b) with respect to such Lease in Agreed Form, (ii) executed and delivered to the Lessee a Lessee Notice, (iii) procured a Lessee Acknowledgement (provided that, if a Lessee Acknowledgment from a Lessee cannot be procured after the relevant Grantors have exercised commercially reasonable efforts, then such Lessee Acknowledgment from such Lessee shall not be required; provided, further, that, for the avoidance of doubt, such Lessee Acknowledgement shall not be a condition to the obligations of the Lenders to make Drawings on any Drawdown Date pursuant to the terms of the Note Purchase Agreement or the Credit Agreement, as the case may be, unless such Lease does not permit the collateral assignment of such Lease (or permits the collateral assignment thereof only with the consent of such Lessee)), (iv) provided to the Administrative Agent the insurance certificate and broker’s letter, in Agreed Form, or other evidence reasonably satisfactory to the Administrative Agent that the Security Trustee shall be the agreed loss payee in respect of the relevant hull insurance, and the Lenders, the Security Trustee and the Administrative Agent have been named as “additional insured” in respect of the relevant liability insurance obtained by such Lessee in respect of the relevant Aircraft, and (v) taken all such other actions and do such other things (including making any filings in each applicable jurisdiction), as may be necessary or advisable to create in favor of the Security Trustee for the benefit of Secured Parties as collateral security for the Obligations, a security interest in such Lease that satisfies the perfection and priority requirements of Sections 4.02 and 4.03.

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5.08         Special Provisions Relating to Pledged Shares.

(a)          Percentage Pledged.  In the case of each Grantor, such Grantor will cause the Pledged Shares to constitute at all times 100% of the total number of Shares of its respective Subsidiaries then outstanding or issued.

(b)          Certain Rights of Grantors.  So long as no Event of Default shall have occurred and be continuing, each Grantor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Shares for all purposes; provided that each Grantor agrees that it will not vote the Pledged Shares in any manner that is inconsistent with the terms of this Agreement, the Financing Documents or any such other instrument or agreement; and the Security Trustee shall execute and deliver to each Grantor or cause to be executed and delivered to the applicable Grantor all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the rights and powers that it is entitled to exercise pursuant to this Section 5.08(b).

(c)          Dividends, Etc.  Any dividends, distributions or proceeds on the Shares paid in cash out of earned surplus shall be deposited into the Collections Account as provided in Section 6.01 and applied as provided in the Facility Agreement.

5.09         Special Provisions Relating to Group Contingency Insurances.  On or before the initial Drawdown Date and at all times thereafter while the Obligations remain outstanding, the Borrower shall procure that each of the Security Trustee, the Administrative Agent and the Lenders and their respective directors, employees and officers is an “Additional Insured” for the purposes of the third party legal liability insurance (including bodily injury and property damage), passenger legal liability and passenger baggage, cargo and mail and product liability insurance and aircraft hull all risks insurances effected under the Group Contingency Insurances in respect of the Portfolio Aircraft.  The parties hereto irrevocably and unconditionally agree that the Security Trustee is the sole person to whom the proceeds payable under the Group Contingency Insurances in respect of a total loss of a Portfolio Aircraft shall be payable.  The Borrower Group Companies shall at all times maintain the Group Contingency Insurances in accordance with the Standard.

5.10         Registrations.

(a)          Cape Town Registrations.  Each Borrower Group Company that is an Aircraft Owning Entity domiciled in a country as to which the Cape Town Convention is in effect shall ensure that at all times an individual shall be appointed as administrator with respect to such Borrower Group Company for purposes of the International Registry and shall register or cause to be registered (or if the Security Trustee is making such registration, consent to such registration) with the International Registry of (collectively, the “Required Cape Town Registrations”):  (i) the International Interest provided for hereunder with respect to each Aircraft Object where the relevant Borrower Group Company is situated in a Contracting State or if such Aircraft Object is registered in a Contracting State; (ii) the International Interest provided for in any Cape Town Lease to which such Borrower Group Company is a lessor or lessee; (iii) the assignment to the Security Trustee of (A) each International Interest described in clause (ii) and (B) the right to discharge each International Interest described in clauses (i) and (ii); and (iv) the Contract of Sale with respect to any Aircraft by which title to such Aircraft is conveyed by or to such Borrower Group Company on the applicable delivery date, but only if the seller under such Contract of Sale is situated in a Contracting State and if such seller agrees to such registration.  To the extent that (A) the Security Trustee’s consent is required for any such registration, or (B) the Security Trustee is required to initiate any such registration, the Security Trustee shall ensure that such consent or such initiation of such registration is effected upon request of any Borrower Group Company, and no Borrower Group Company shall be in breach of this Section should the Security Trustee fail to do so in a proper fashion (it being understood and agreed that in no event shall the Security Trustee be liable for any failure to so register as a result of such Borrower Group Company’s failure to provide any necessary information required for such registration in a timely manner or if such information is inaccurate or incomplete). For the avoidance of doubt, to the extent in a certain jurisdiction, the execution, delivery, filing, recordation or registration of a mortgage, security or lease assignment or like instrument is necessary in such jurisdiction with respect to such Portfolio Aircraft or such Lease in order to make the Required Cape Town Registrations, the applicable Borrower Group Company shall enter into such documentation and make such filings as are necessary in such jurisdiction in order to make such Required Cape Town Registrations.

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(b)          Other Registrations.  Each Borrower Group Company that is an Aircraft Owning Entity domiciled in a country or jurisdiction as to which the Cape Town Convention is not in effect shall file, record, register and take such other action, if any, that is available in such Aircraft Owning Entity’s country or jurisdiction of organization so as to duly perfect the security interest of the Security Trustee in the Aircraft owned by it and the related Lease on a first priority and perfected basis, including entering into a Local Law Mortgage with respect to such Aircraft and into a Lease Assignment with respect to such Lease (the “Required Non-Cape Town Requirements”); provided that if such country or jurisdiction permits the filing, recordation or registration of the Security Agreement and/or the applicable Assumption Agreement in order to perfect such security interest of the Security Trustee, no separate or additional Local Law Mortgage or Lease Assignment in such country or jurisdiction shall be required; provided further that no such action need be taken if the costs of such Required Non-Cape Town Requirement exceed $10,000 in the aggregate in respect of any Aircraft; and provided finally that if there are not any filings, recordations or registrations of the Security Agreement and/or the applicable Assumption Agreement available to perfect such security interest of the Security Trustee or any Local Law Mortgage or Lease Assignment in such country or jurisdiction, no action by such Aircraft Owning Entity is required.

5.11         FAA Registrations.  With respect to each Portfolio Aircraft that is registered in the United States of America, each Borrower Group Company shall, so long as such Portfolio Aircraft is so registered, (i) in the case of a Portfolio Aircraft that is not subject to a Lease, register and record with the FAA the relevant FAA Aircraft Mortgage with respect to such Portfolio Aircraft and (ii) in the case of a Portfolio Aircraft that is subject to a Lease, register and record with the FAA the relevant FAA Aircraft Mortgage and Lease Security Assignment with respect to such Portfolio Aircraft, in each case, to the extent that such registration and recordation is necessary in order to make the Required Cape Town Registrations.  Each Borrower Group Company shall, if at any time after the filing with the FAA of a relevant FAA Aircraft Mortgage with respect to a Portfolio Aircraft such Portfolio Aircraft becomes subject to a Lease, register and record with the FAA the relevant FAA Lease Security Assignment with respect to such Aircraft to the extent that such registration and recordation is necessary in order to make the Required Cape Town Registrations with respect to such Aircraft (the registrations required under this Section 5.11, collectively, and as applicable, the “Required FAA Registrations”).

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5.12         Local Filings.  With respect to each Lease, each applicable Borrower Group Company shall register and record with the Applicable Aviation Authority in the State of Registration of the applicable Portfolio Aircraft any local filings, registrations or recordations (the “Required Local Filings”) to the extent that such Required Local Filings are required to perfect the Security Trustee’s interest in such Lease, to the extent such Required Local Filings are customary in the applicable jurisdiction in the opinion of counsel to the Borrower in such jurisdiction, and to the extent the costs of such Required Local Filings do not exceed $10,000.

SECTION 6

ACCOUNTS AND REMEDIAL PROVISIONS

6.01         Accounts.

(a)          Accounts.  On or before the initial Drawdown Date, the Borrower Group Companies shall take such action as shall be necessary to establish with the Security Trustee the following Accounts:  (i) a collections account (the “Collections Account”); (ii) to the extent required under Leases to which any Borrower Group Company is a party, one or more lessee funded accounts (each, a “Lessee Funded Account”); (iii) a maintenance reserve account (the “Maintenance Reserve Account”); (iv) a security reserve account (the “Security Reserve Account”); (v) a funding account (the “Funding Account”); and (vi) an aircraft expenses account (the “Aircraft Expenses Account”) or such other accounts as are required by law.  In addition, on or before the initial Drawdown Date, each relevant Borrower Group Company shall take any action necessary to enable the Security Trustee to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect to the Accounts, provided that each Borrower Group Company shall have the right to direct the Security Trustee to withdraw amounts from the Accounts as provided in this Section 6.01.  To the extent required under any Eligible Lease, the relevant Borrower Group Company may establish one or more local rental receipts accounts, subject to compliance with clause (c) below (each a “Borrower Rental Account”).  Each relevant Borrower Group Company shall take all actions necessary or reasonably requested by the Security Trustee to enable the Security Trustee at all times to maintain “control” (within the meaning of the applicable Uniform Commercial Code) of the Accounts.  Each of the foregoing Accounts (other than the Borrower Rental Accounts) shall be a segregated non-interest bearing trust account established in the name of the Security Trustee.  WFB will maintain each of the foregoing Accounts (other than the Borrower Rental Accounts) under the jurisdiction of the State of New York as a “securities account” as such term is defined in Section 8-501(a) of the New York UCC and will, for purposes of the UCC, maintain the “security intermediary’s jurisdiction” as such term is defined in Section 8-110(e) of the UCC as in effect in the State of New York.

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(b)          Account Access.  Except as otherwise expressly provided for in this Agreement, at no time shall the Borrower Group Companies have any right to remove, or give any instruction to remove, any item from the Accounts without the Security Trustee’s prior written consent (such consent to be given solely upon written direction of the Administrative Agent).

(c)          Lease and Other Payments.  The Borrower Group Companies shall require all Lessees to make all payments of Basic Rent to the Collections Account or to a Borrower Rental Account if it is required by law or requested by any Lessee (provided that, before payments of Basic Rent may be deposited into a Borrower Rental Account, the Administrative Agent and the Security Trustee shall have received a favorable opinion of counsel, in Agreed Form, in the jurisdiction in which such Borrower Rental Account is located that all necessary actions have been taken to ensure that the Security Trustee has a first priority perfected Lien over such Borrower Rental Account and that the Security Trustee does have such Lien), provided that all funds deposited in any Borrower Rental Account shall be promptly transferred to the Collections Account.  The Borrower Group Companies shall ensure that all Collections are deposited into the Collections Account by the close of business on the date such payment is made or as soon as practicable thereafter.  The Borrower Group Companies shall ensure that, during the continuance of a Trigger Event, all Segregated Funds received from time to time from any Lessee shall be deposited into the related Lessee Funded Account by the close of business on the date such payment is made or as soon as practicable thereafter.  The Borrower shall have the right to direct the Security Trustee to make withdrawals from the Collections Account in order to pay Borrower Expenses (subject to the limitations on amount set forth in the definition of Borrower Expenses) and Lessor Payments as necessary from time to time; provided that any withdrawals from the Collections Account to pay Lessor Payments shall only be permitted after prior application of all amounts in the Aircraft Expenses Account, and only if (i) the request for such withdrawal is accompanied by supporting invoices and supporting documentation detailing the amounts and reasons for the incurrence of such Lessor Payments and (ii) such Lessor Payment is due and payable prior to the next Payment Date.  The Borrower Group Companies shall have no right to direct the Security Trustee to make any withdrawals from the Collections Account except in accordance with this Agreement and Section 2.08 of the Facility Agreement.  The Borrower Group Companies shall not have any right to direct the Security Trustee to make any withdrawal from, or transfer from or to, any Lessee Funded Account during the continuance of a Trigger Event in respect of any portion of the Segregated Funds that is contrary to the requirements of the respective Leases.  Any Segregated Funds relating to an expired Lease that remain in a Lessee Funded Account during the continuance of a Trigger Event after expiration or termination of such Lease and that are not due and owing to the relevant Lessee under such expired or terminated Lease shall, if so required under the terms of a subsequent Lease, if any, relating to such Aircraft, be credited to a Lessee Funded Account identified in writing by the Servicer for the benefit of the next Lessee of the relevant Aircraft to the extent required under the terms of such subsequent Lease and, to the extent not so required, transferred at the direction of the Borrower.  The Borrower Group Companies shall cooperate with the Security Trustee to establish such additional Lessee Funded Accounts as shall be required under the Leases to which any Borrower Group Company is a party.  Notwithstanding the foregoing, the Borrower Group Companies may maintain a bank deposit or similar account in any jurisdiction where such account is required to be maintained by applicable law and may deposit therein from the Collections an aggregate amount not exceeding the greater of (i) $15,000 and (ii) the minimum deposit required to be maintained therein by the provisions of applicable law.

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(d)          Actions upon Account Replacement.  Before replacing any Account, each Borrower Group Company shall (i) obtain the Administrative Agent’s consent in writing to the opening of such replacement account, and (ii) cause each bank or financial institution in which it seeks to open such account, to enter into a control agreement with the Security Trustee in order to give the Security Trustee “control” (within the meaning of the applicable Uniform Commercial Code) of such account or to execute any agreement and take any action in order to perfect the security interest of the Security Trustee under all applicable law in such account and the proceeds thereof.

(e)          Maintenance Reserve Account.  No Borrower Group Company shall be required to pay any Maintenance Rent into the Maintenance Reserves Account, other than as provided for in Section 5.15 of the Facility Agreement.  Following the occurrence of a Trigger Event and for so long as the same is continuing, as provided for in Section 5.15 of the Facility Agreement, each Borrower Group Company shall (i) pay all Maintenance Rent received by such Person after the occurrence of the Trigger Event into the Maintenance Reserve Account, and (ii) cause to be credited to the Maintenance Reserve Account an amount equal to all Maintenance Rent received or deemed to have been received in connection with each Portfolio Aircraft (and not previously utilized in accordance with the relevant Lease) prior to the occurrence of the Trigger Event.  After the date on which an amount has been credited to the Maintenance Reserves Account and in the absence of any continuing Event of Default, any applicable Borrower Group Company may request that all or any part of the Maintenance Rent held in the Maintenance Reserve Account on any date be paid to it on any date for the purpose of discharging any payments in respect of maintenance obligations, airworthiness directives or cost-sharing obligations to the extent corresponding to or payable from amounts collected as Maintenance Rents.  Upon the occurrence and during the continuance of any Event of Default, Maintenance Rent may not be paid from the Maintenance Reserve Account as provided in this clause (e), without the consent of the Administrative Agent.

(f)           Security Reserve Account.  Immediately upon the occurrence of a Trigger Event, and for so long as the same is continuing, such Borrower Group Company shall cause to be credited to the Security Reserve Account an amount equal to all cash Security Deposits received or deemed received pursuant to the related Aircraft Purchase Agreement or Lease, as the case may be (and not previously utilized in accordance with the relevant Lease or Aircraft Purchase Agreement, as applicable), and at all times will, and will cause its Subsidiaries to, pay all other cash Security Deposits received by such Person into the Security Reserve Account.  In the absence of any continuing Event of Default, the Borrower may request that Security Deposits held in the Security Reserve Account be paid to the Borrower, for application in accordance with the provisions under the relevant Lease or Aircraft Purchase Agreement, including, for payment into the Collections Account to the extent of any unpaid amounts owing to any Borrower Group Company by the applicable Lessee.  Upon the occurrence and during the continuance of any Event of Default, Security Deposits may not be paid from the Security Reserve Account as provided in this clause (f), without the consent of the Administrative Agent.

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(g)          Funding Account.  The Administrative Agent shall credit the proceeds of any applicable Drawings to the Funding Account in accordance with Section 2.04 of the Note Purchase Agreement and Section 2.04 of the Credit Agreement.  Amounts in the Funding Account shall be withdrawn from the Funding Account and applied in accordance with Section 2.05 of the Note Purchase Agreement or Section 2.05 of the Credit Agreement, as the case may be.

(h)          Aircraft Expenses Account.  The Administrative Agent shall credit to the Aircraft Expenses Account any amounts received under clauses sixth of Section 2.08(a) and second of Section 2.08(b) of the Facility Agreement.  In the absence of any continuing Event of Default, the Borrower may request that any or all of any positive balance of the Aircraft Expenses Account be paid to the Borrower for the payment of Approved Aircraft Asset Expenses, attaching to such request a copy of the invoice or other documentation (satisfactory the Administrative Agent, acting reasonably) provided to the Borrower evidencing an Approved Aircraft Asset Expense.  Upon the occurrence and during the continuance of any Event of Default, funds may not be disbursed from the Aircraft Expenses Account as provided in this clause (h), without the consent of the Administrative Agent.

(i)           New Accounts.  Except as provided in clause (a) above, the Borrower Group Companies shall not open any new bank deposit or other account without the Security Trustee’s prior written consent (such consent to be given solely upon written direction of the Administrative Agent), provided that notwithstanding any other provision of this Agreement or the other Financing Documents the Borrower Group Companies may open, without the Security Trustee’s written consent, new accounts (i) to hold Maintenance Rent and Security Deposits, so long as no Trigger Event shall have occurred and be continuing, may deposit or have deposited Maintenance Rent and Security Deposits therein provided that notwithstanding any other provision of this Agreement or the other Financing Documents including, without limitation, Sections 6.04 and 6.05 of the Facility Agreement and without complying with the requirements of Section 5.08(c) of this Security Agreement, at any time prior to a Trigger Event, the Borrower Group Company holding such an account may advance, loan, distribute or dividend the funds therein to any Person including, for the avoidance of doubt, the Guarantor or another Borrower Group Company and any Borrower Group Company to whom such funds are advanced, loaned, distributed or dividended, may advance, loan, distribute or dividend such funds to any Person including, for the avoidance of doubt, the Parent or another Borrower Group Company, (ii) one or more accounts for the purpose of depositing funds received pursuant to clause “seventh” of Section 2.08(a) of the Facility Agreement, clause “eleventh” of Section 2.08(b) of the Facility Agreement and clause “eighth” of Section 2.08(c) of the Facility Agreement or for purposes of making any equity or capital contributions to the Borrower Group Companies and (iii) one or more accounts for the purpose of depositing funds received in connection with any value added tax refunds or the payment of goods and services tax.  Any accounts opened in connection with (i), (ii) or (iii) above shall, notwithstanding the definition of Accounts herein, not be Accounts for the purposes of the Financing Documents and shall not be subject to the assignment and grant of security interests in Section 3.01 hereof.

(j)           Investments.  The balance from time to time standing to the credit of the Accounts shall be invested from time to time in such Permitted Investments as the Borrower shall direct in writing, which Permitted Investments shall mature one Business Day prior to the next succeeding Payment Date to the extent necessary to enable all scheduled payments to be made on such Payment Date and shall be held in the name and be under the control of the Security Trustee (and credited to the respective Account), provided that at any time after the occurrence and during the continuance of an Event of Default, the Security Trustee shall direct (to the exclusion of the Borrower) all such Permitted Investments and may in its discretion at any time and from time to time liquidate any such investments and to apply or cause to be applied the proceeds thereof to the payment of the Obligations in the manner provided in Section 2.08 of the Facility Agreement.  The Security Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Security Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the investments, (ii) using Affiliates to effect transactions in certain investments and (iii) effecting transactions in certain investments.  The Security Trustee does not guarantee the performance of any investment and shall not be liable for any loss, including without limitation any loss of principal or interest, or for any breakage fees or penalties in connection with the purchase or liquidation of any such Permitted Investment pursuant hereto.  Income earned on Investments shall be treated as Collections and shall be credited to the Collections Account.

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(k)          Special Provisions Relating to Accounts.  On or prior to the initial Drawdown Date, the Borrower shall have entered into an Account Control Agreement with respect to the Collections Account, the Funding Account, the Maintenance Reserve Account, the Security Reserve Account and the Aircraft Expenses Account.  With respect to each other Account, each Borrower Group Company shall from time to time, upon request of the Security Trustee, promptly enter into such Account Control Agreements, each in form and substance reasonably acceptable to the Security Trustee and the Administrative Agent, and take such other actions as may be required by Applicable Law of any Relevant Jurisdiction to perfect the security interest created hereby in such Accounts.

6.02         Communications with Parties to Contracts and Leases; Grantors Remain Liable.

(a)          Communications by Security Trustee.  The Security Trustee in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with parties to the Contracts and Leases to verify with them to the Security Trustee’s satisfaction, the existence, amount and terms of such Contracts or Leases.

(b)          Liability under Contracts.  Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Contracts and the Leases to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms thereof.  Neither the Security Trustee nor any Secured Party shall have any obligation or liability under any Contract or Lease by reason of or arising out of this Agreement or the receipt by the Security Trustee or any Secured Party of any payment relating thereto, nor shall the Security Trustee or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Contract or Lease, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

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6.03         Proceeds to be Turned Over To Security Trustee.  In addition to the rights of the Security Trustee and the Secured Parties specified in Section 6.01, all Proceeds received by any Grantor in respect of the Collateral consisting of cash, checks and Instruments shall be held by such Grantor in trust for the Security Trustee and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be deposited into the Collections Account in the exact form received by such Grantor (duly indorsed by such Grantor to the Security Trustee, if required).  All Proceeds received by the Security Trustee hereunder shall be held by the Security Trustee in the Accounts in accordance with the terms hereof.  All Proceeds while held in the Accounts shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.04.

6.04         Application of Proceeds.  If an Event of Default shall have occurred and be continuing, upon the written direction of the Administrative Agent, the Security Trustee shall apply all or any part of Proceeds constituting Collateral in accordance with Section 2.08(c) of the Facility Agreement.

6.05         Code and Other Remedies.  If an Event of Default shall occur and be continuing, upon the written direction of the Administrative Agent, the Security Trustee shall exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law.  Without limiting the generality of the foregoing, the Security Trustee, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Security Trustee or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.

The Security Trustee or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released.  Each Grantor further agrees, at the Security Trustee’s request, to assemble the Collateral owned or held by it and make it available to the Security Trustee at places which the Security Trustee shall reasonably select, whether at such Grantor’s premises or elsewhere.  The Security Trustee shall apply the net proceeds of any action taken by it pursuant to this Section 6.05 with respect to any Grantor’s Collateral, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral of such Grantor or in any way relating to the Collateral of such Grantor or the rights of the Security Trustee and the Secured Parties hereunder with respect thereto, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations of such Grantor, in the order specified in Section 6.04, and only after such application and after the payment by the Security Trustee of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Security Trustee account for the surplus, if any, to any Grantor.

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In the case of Pledged Shares, the Security Trustee may require the relevant Grantor to cause the Pledged Shares to be transferred of record into the name of the Security Trustee or its nominee (and the Security Trustee agrees that if any of such Pledged Shares is transferred into its name or the name of its nominee, the Security Trustee will thereafter promptly give to the relevant Grantor copies of any notices and communications received by it with respect to the Pledged Shares).

To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Security Trustee or any Secured Party arising out of the exercise by them of any rights hereunder.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten Business Days before such sale or other disposition.  In no event shall the Security Trustee or any of its agents be liable in respect of the amount of the purchase price received in connection with any public or private sale of Collateral held in accordance with this Section 6.05.

The Security Trustee may, in addition to or in connection with any other remedies available hereunder or under any other Applicable Law, exercise any and all remedies granted in the Cape Town Convention as it shall determine in its sole discretion.  In connection therewith, the parties hereby agree to the extent permitted by Applicable Law that (i) Article 9(1) and Article 9(2) of the Convention, wherein the parties may agree or the court may order that any Collateral shall vest in the Security Trustee in or towards satisfaction of the Obligations, shall not preclude the Security Trustee from obtaining title to any Collateral pursuant to any other remedies available under Applicable Law (including but not limited to Article 9-620 of the UCC); (ii) any surplus of cash or cash proceeds held by the Security Trustee and remaining after payment in full of all the Obligations shall be paid over to the relevant Grantors or whomsoever may be lawfully entitled to receive such surplus; and (iii) the Security Trustee may obtain from any applicable court, pending final determination of any claim resulting from an Event of Default, speedy relief in the form of any of the orders specified in Article 13 of the Convention and Article X of the Protocol as the Security Trustee shall determine in its sole and absolute discretion, subject to any procedural requirements prescribed by Applicable Laws.

6.06         Certain Securities Act Limitations; Private Sale.

(a)          Effect of Securities Act Limitations.  Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Security Trustee may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges that any such private sales may be at prices and on terms less favorable to the Security Trustee than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Security Trustee shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit such Grantor to register it for public sale.  Each Grantor agrees that to the extent the Security Trustee is required by applicable law to give reasonable prior notice of any sale or other disposition of any Collateral, ten Business Days’ notice shall be deemed to constitute reasonable prior notice.

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(b)          Private Sales.  The Secured Parties shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to this Section 6.06 conducted in a commercially reasonable manner.  Each Grantor hereby waives any claims against the Secured Parties arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Security Trustee accepts the first offer received and does not offer the Collateral to more than one offeree.

6.07         Deficiency.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Security Trustee or any Secured Party to collect such deficiency.

SECTION 7

THE SECURITY TRUSTEE

7.01         Security Trustee’s Appointment as Attorney-in-Fact, etc.

(a)          Appointment.  Each Grantor hereby irrevocably, and by way of security, constitutes and appoints the Security Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Security Trustee the power and right, at its option, but without any obligations so to do, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i)           in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Security Trustee for the purpose of collecting any and all such moneys due under any Contract or with respect to any other Collateral whenever payable;

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(ii)          pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iii)         execute, in connection with any sale provided for in Section 6.06 or 6.07, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iv)         (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Security Trustee or as the Security Trustee shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Security Trustee may deem appropriate; and (7) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Security Trustee were the absolute owner thereof for all purposes, and do, at the Security Trustee’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Security Trustee deems necessary to protect, preserve or realize upon the Collateral and the Security Trustee’s and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7.01(a) to the contrary notwithstanding, the Security Trustee agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.01(a) unless an Event of Default shall have occurred and be continuing.

(b)          Performance by Security Trustee.  If any Grantor fails to perform or comply with any of its agreements contained herein, the Security Trustee, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)          Expenses of Security Trustee.  The expenses of the Security Trustee incurred in connection with actions undertaken as provided in this Section 7.01, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Advances under the Note Purchase Agreement and past due Loans under the Credit Agreement, from the date of payment by the Security Trustee to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Security Trustee on demand.

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(d)          Ratification.  Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.02         Duties of Security Trustee.  The Security Trustee’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Security Trustee deals with similar property or its customary practices and procedures.  The Security Trustee, during the term of this Agreement, shall establish and maintain a valid and existing account as a Transacting User Entity with the International Registry and appoint an Administrator and/or a Professional User Entity to make registrations in regard to the Collateral as required by this Agreement.  Neither the Security Trustee, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Security Trustee and the Secured Parties hereunder are solely to protect the Security Trustee’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Security Trustee or any Secured Party to exercise any such powers.  The Security Trustee and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.  The Security Trustee shall not be deemed to have knowledge of any Event of Default unless a Responsible Officer of the Security Trustee shall have received written notice thereof from the Administrative Agent.

7.03         Further Assurances.  Each Grantor will from time to time, at its cost, sign, seal, execute, acknowledge, deliver, file and register all such additional documents, instruments, agreements, certificates, consents and assurances and promptly furnish to the Security Trustee such information, reports and records and do such other acts and things (including delivery of opinions of counsel) as the Security Trustee may reasonably request (as directed by the Administrative Agent and subject to Article IX of the Facility Agreement) from time to time in order to establish, maintain, protect or preserve the rights of the Security Trustee under this Agreement and the other Financing Documents and the security rights intended to be created thereby or to enable the Security Trustee to exercise and enforce the rights and remedies under this Agreement and the other Financing Documents or in respect of the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereinafter acquired by any Grantor which may be deemed to be part of the Collateral) or for purposes of implementing or effectuating the provisions of the Facility Agreement and the other Financing Documents; provided that nothing herein shall be construed to impose any independent obligation upon the Security Trustee to monitor the existence, maintenance or preservation of any security right granted under this Agreement and the other Financing Documents.  The Security Trustee shall be under no obligation to file or prepare any financing statement or continuation statement or to take any action or to execute any further documents or instruments in order to create, preserve or perfect the security interest granted hereunder.  Upon the exercise by the Administrative Agent, the Security Trustee or any Lender of any power, right, privilege or remedy pursuant to this Agreement, the Note Purchase Agreement, the Credit Agreement, the Facility Agreement or the other Financing Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, each Grantor will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that either the Administrative Agent, the Security Trustee or such Lender may be required to obtain from such Grantor or any of its respective subsidiaries for such governmental consent, approval, recording, qualification or authorization.

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7.04         Authority of Security Trustee.  Each Grantor acknowledges that the rights and responsibilities of the Security Trustee under this Agreement with respect to any action taken by the Security Trustee or the exercise or non-exercise by the Security Trustee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall as between the Security Trustee and the Secured Parties, be governed by the Facility Agreement, and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Security Trustee and the Grantors, the Security Trustee shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.  Notwithstanding anything herein to the contrary, the rights, protections, immunities and indemnities afforded to the Security Trustee pursuant to the Facility Agreement shall be incorporated in this Security Agreement as though explicitly set forth herein.

SECTION 8

MISCELLANEOUS

8.01         Amendments in Writing.

(a)          With Consent of Administrative Agent.  With the written consent of the Administrative Agent, the Security Trustee and the Grantors may, from time to time, enter into written agreements supplemental hereto or to any other Security Document for the purpose of amending, modifying or adding to, or waiving any provisions of, this Agreement or such other Security Document or changing in any manner the rights of the Security Trustee, the Secured Parties or the Grantors hereunder or thereunder; provided that no such supplemental agreement shall (i) amend, modify or waive any provision of this Section 8.01 without the written consent of the Administrative Agent, (ii) except as provided in Section 8.01(b), amend, modify or waive any provision of Section 3.01, 3.02, 6.04, 8.04 or the definition of Borrower Obligations, SG Guarantor Obligations, without the written consent of each Secured Party whose rights would be adversely affected thereby or (iii) amend, modify or waive any provision of Section 7 or alter the duties, rights or obligations of the Security Trustee hereunder or under any other Financing Document without the written consent of the Security Trustee.

(b)          Without Consent of Secured Parties.  Without the consent of any Secured Party Representative or any Secured Party, the Security Trustee and any of the Grantors, at any time and from time to time, may enter into one or more agreements supplemental hereto, in form satisfactory to the Security Trustee, (i) to add to the covenants of such Grantor for the benefit of the Secured Parties or to surrender any right or power herein conferred upon such Grantor; (ii) to mortgage or pledge to the Security Trustee, or grant a security interest in favor of the Security Trustee in, any types or items of property or assets that constitute types or items of property or assets included in the definition of Collateral as additional security for the Obligations; or (iii) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or therein, or to make any other provision with respect to matters or questions arising hereunder which shall not be inconsistent with any provision hereof; provided that any such action contemplated by this clause (iii) shall not adversely affect the interests of the Secured Parties.  The Security Trustee shall be provided with an officer’s certificate from such Grantor requesting such supplemental agreement certifying to the effect that all conditions have been satisfied or waived and that the consent of any Secured Party Representative or Secured Party is not required.

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(c)          Modifications Affecting Security Trustee.  The Security Trustee shall not be obligated to enter into any amendment, waiver or alteration that affects the Security Trustee’s own rights, duties, immunities or indemnities under this Agreement and the Facility Agreement.

8.02         Notices.  All notices, requests and demands to or upon the Security Trustee or any Grantor hereunder shall be effected in the manner provided for in Section 10.01 of the Facility Agreement; provided that any such notice, request or demand to or upon any Grantor shall be addressed to such Grantor at its notice address set forth on Schedule 1, as the same may be amended, supplemented, replaced or otherwise modified from time to time.

8.03         No Waiver by Course of Conduct; Cumulative Remedies.  Neither the Security Trustee nor any Secured Party shall by any act (except by a written instrument pursuant to Section 8.01), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of the Security Trustee or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Security Trustee or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Security Trustee or such Secured Party would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.04         Enforcement Expenses; Indemnification.

(a)          Enforcement Expenses.  Each Grantor agrees, jointly and severally, to pay, or reimburse each Secured Party and the Security Trustee for, all its documented costs and expenses incurred in enforcing or preserving any rights under this Agreement and the other Financing Documents to which such Grantor is a party, including, without limitation, the fees and disbursements of counsel to each Secured Party and of counsel to the Security Trustee.

(b)          Indemnification Generally.  Each Grantor agrees, jointly and severally, to pay and indemnify, and to save the Security Trustee and its officers, directors, employees and agents and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and each other Security Document to which it is a party, in each case to the same extent the Borrower would be required to do so pursuant to Section 10.03 of the Facility Agreement.

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(c)          Survival.  The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Facility Agreement and the other Financing Documents and the earlier resignation or removal of the Security Trustee.

8.05         Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Security Trustee and the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Security Trustee.

8.06         Set-Off.  If an Event of Default shall have occurred and be continuing, the Security Trustee and each Secured Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by the Security Trustee or such Secured Party or Affiliate to or for the credit or the account of any Grantor against any of and all the obligations of any Grantor now or hereafter existing under this Agreement, any other Financing Document or otherwise, irrespective of whether or not the Security Trustee or such Secured Party shall have made any demand under any such agreement and although such obligations may be unmatured.  The rights of the Security Trustee and each Lender under this Section 8.06 are in addition to other rights and remedies (including other rights of setoff) which the Security Trustee or such Secured Party may have.

8.07         Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.08         Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.09         Section Headings.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10         Integration;.  This Agreement and the other Financing Documents represent the entire agreement of the Grantors, the Security Trustee and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Security Trustee or any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Financing Documents.

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8.11         Governing Law; Jurisdiction; Service of Process; Etc.

(a)          Governing Law.  This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Financing Document (except, as to any other Financing Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

(b)         Submission to Jurisdiction.  Each Grantor hereby irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Security Trustee, Administrative Agent, any Secured Party or any Related Party of the foregoing in any way relating to this Agreement or any other Financing Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such  courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or the other Financing Documents shall affect any right that the Security Trustee or any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Financing Documents against any Grantor or its properties in the courts of any jurisdiction.

(c)          Process Agent.  Each Grantor hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of New York may be made upon BBAM US LP presently located at 126 East 56th Street, Suite 2610, New York, New York 10022 (the “Process Agent”), and each Grantor hereby confirms and agrees that the Process Agent has been duly and irrevocably appointed as its agent and true and lawful attorney in fact in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agent to give any notice of any such service of process to any Grantor shall not impair or affect the validity of such service or of any judgment based thereon.  Each Grantor hereby further irrevocably consents to the service of process in any suit, action or proceeding in such courts by the mailing thereof by the Security Trustee or any Secured Party by registered or certified mail, postage prepaid, at its address set forth beneath its signature hereto.

(d)          Waiver of Venue.  Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Financing Document brought in court referred to in paragraph (b) of this Section 8.11.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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(e)          Other Service.  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01 of the Facility Agreement.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

8.12         WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

8.13         Acknowledgements.  Each Grantor hereby acknowledges that:

(a)          it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Financing Documents to which it is a party;

(b)          neither the Security Trustee nor any Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Financing Documents, and the relationship between the Grantors, on the one hand, and the Security Trustee and Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;

(c)          no joint venture is created hereby or by the other Financing Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties; and

(d)          any provision of this Agreement which makes the discretion or determination of the Security Trustee subject to the direction or instruction of another person shall be for the sole benefit of the Security Trustee and any exercise of such discretion or making of such determination by the Security Trustee shall be conclusively deemed by each other party to this Agreement as consistent with, and exercised or made upon, the direction or instruction of such person.

8.14         Additional Grantors.  Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 5.10 of the Facility Agreement shall become a “grantor” for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

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8.15         Releases, Etc.

(a)          Releases Generally.  At such time as the Obligations shall have been paid in full and the Commitments under the Note Purchase Agreement and the Credit Agreement have been terminated, the Collateral shall be released from the Security Interest created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Security Trustee and each Grantor hereunder with respect to the Obligations and the Security Interest shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights of the Security Trustee and the Secured Parties to the Collateral in connection with the Security Interest shall revert to the Grantors.  At the request and sole expense of any Grantor following any such termination, the Security Trustee shall deliver to such Grantor any Collateral held by the Security Trustee hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b)          Release upon Sale.  If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Facility Agreement, then the Security Trustee, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents provided to the Security Trustee and reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.  At the request and sole expense of the Borrower, a Grantor shall be released from its obligations hereunder in the event that all the capital stock of such Grantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Facility Agreement; provided that the Borrower shall have delivered notice to the Facility Agent and the Security Trustee pursuant to Section 2.03 of the Facility Agreement.

8.16         No Immunity.  To the extent that any Grantor may be or become entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Financing Document, to claim for itself or its properties or revenues any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or from any other legal process or remedy relating to its obligations under this Agreement or any other Financing Document, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), each Grantor hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction.

8.17         Judgment Currency.  This is an international loan transaction in which the specification of Dollars and payment in New York City is of the essence, and the obligations of each Grantor under this Agreement to make payment to (or for account of) the Security Trustee or a Secured Party in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency or in another place except to the extent that such tender or recovery results in the effective receipt by the Security Trustee or such Secured Party in New York City of the full amount of Dollars payable to the Security Trustee or such Secured Party under this Agreement.  If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency (in this Section called the “judgment currency”), the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures the Security Trustee could purchase such Dollars at the principal office of the Security Trustee in New York City with the judgment currency on the Business Day next preceding the day on which such judgment is rendered.  The obligation of the Grantors in respect of any such sum due from it to the Security Trustee or any Secured Party hereunder or under any other Financing Document (in this Section called an “Entitled Person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the judgment currency such Entitled Person may in accordance with normal banking procedures purchase and transfer Dollars to New York City with the amount of the judgment currency so adjudged to be due; and each Grantor hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in Dollars, the amount (if any) by which the sum originally due to such Entitled Person in Dollars hereunder exceeds the amount of the Dollars so purchased and transferred.

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8.18         Use of English Language.  This Agreement has been negotiated and executed in the English language.  All certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement (including any modifications or supplements hereto) shall be in the English language, or accompanied by a certified English translation thereof.

8.19         Owner Trusts.  The parties hereto agree that all statements, representations, covenants and agreements made by any Grantor that is an Owner Trust, unless expressly otherwise stated, are made and intended only for the purpose of binding the respective trust estates and establishing the existence of rights and remedies that can be exercised and enforced only against such trust estates.  Therefore, no recourse shall be had with respect to anything contained in this Agreement or any other Financing Document (except for any express provisions that the Owner Trustees are responsible for in their respective individual capacities) against any Owner Trustee in its individual capacity or against any institution or person that becomes a successor trustee or co-trustee or any officer, director, trustee, servant or direct or indirect parent or controlling Person or Persons of any of them.  The foregoing provisions of this Section 8.19 shall survive the termination of this Agreement and the other Financing Documents.

8.20         Servicer as Borrower’s Agent.  Any instructions permitted to be given by the Borrower hereunder or under any Financing Document may be given by the Servicer (or a permitted sub-servicer) on its behalf in accordance with the Servicing Agreement.

SECTION 9

SPECIAL PROVISIONS

9.01         Amendments; Reinstatement.

(a)          Amendments, etc. with respect to the Borrower Obligations.  Neither the Administrative Agent, the Security Trustee nor any Lender shall, except to the extent set forth in, and for the benefit of the parties to, the agreements and instruments governing such Lien or guarantee, have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantees contained in this Section 9.01 or any property subject thereto.

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(b)          Reinstatement.  The grant of security contained in this Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent, the Security Trustee or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other Grantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any other Grantor or any substantial part of its property, or otherwise, all as though such payments had not been made.  The agreement in this Section shall survive repayment of the Borrower Obligations and all other amounts payable under the Facility Agreement and the other Financing Documents.

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IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Security Trustee

By:
Name:
Title:

FLY ACQUISITION III LIMITED, as Borrower

By:
Name:
Title: